Exhibit 10.10
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                                AGENCY AGREEMENT
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                                 Nucletron B.V.

                                   The "Agent"

                             BSD Medical Corporation

                                 The "Principal"



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                                AGENCY AGREEMENT


The Undersigned:

1. BSD Medical Corporation, a company incorporated in the State of Delaware, USA, and doing business from Utah at its operating facilities located at 2188 West 2200 South, Salt Lake City, Utah 84119, (the "Principal");

and

2. Nucletron B.V., a company organized under the laws of the Netherlands, having its registered office at Waardgelder 1, 3905 TH Veenendaal, The Netherlands (the "Agent");

Whereas:

A. the Principal develops, manufactures and sells Medical Systems for Hyperthermia Treatment of cancer, Systems as described and specified in Exhibit "A" hereto, (hereinafter referred to as the "Products");

B. the Principal is desirous to appoint the Agent as its commercial agent for soliciting orders and performing mediation activities in respect of the Products within the countries set out in Exhibit "B" hereto, (hereinafter referred to as the "Territory"), under the terms and conditions set forth in this Agreement, and the Agent is willing to accept such appointment.

Definitions

As used in this Agreement, the following terms shall have the definitions respectively assigned to them hereunder unless the subject matter or context otherwise requires:

(a) "Agreement" means this Agreement and the Exhibits annexed hereto, which shall be read with and form part hereof;

(b) "Authorized Customer" means a customer who purchases the Products for the Market Segments within Territory;

(c) "Territory" means the geographical area described in Exhibit "B" hereto;

(d) "Market Segments" means the markets/applications set forth in Exhibit "C" hereto;

(e)      "Parties" means Principal and the Agent;

(f)      "Person" means an individual, partnership, corporation or other entity;


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(g)      "Products" means those products listed in Exhibit "A" attached hereto;

(h) "Restricted Information" means any information of the Principal of a confidential nature which has been marked as follows: "Confidential - Information";

(i) "herein", "hereto", "hereunder", "hereof" and similar expressions, when used in any Section, shall be understood to relate to this Agreement as a whole and not merely to the section in which they appear.

(j)      "Price-List" means Principal Price-List listed in Exhibit "D".

(k)      Sub-Agents, means Nucletron's branch offices and Distributors


HAVE AGREED AS FOLLOWS:

Article 1 - Appointment

1.1 Subject to the terms and conditions of this Agreement the Principal hereby appoints the Agent as its exclusive agent, for the performance of activities set forth in Article 1.2 with respect to the Products in the Territory and the Agent hereby accepts such appointment.

1.2 The Agent shall have the responsibility to perform mediation activities and to solicit orders for the Principal with respect to the sale and distribution of the Products in the Territory and the Market Segments. Without any obligation thereto, the Agent shall have the authority to promote the Products, to advertise and participate in exhibitions and fairs, etc. The Agent shall perform its activities as an independent agent without being subordinated to the Principal.

1.3 The Agent shall have the authority to negotiate and/or to conclude agreements in the name of the Principal with respect to the sale and the distribution of the Products, subject to confirmation of the agreement by the Principal. The Agent shall have also the authority to lower (or raise) the prices of the price-list as shown in Exhibit "F". If special competition situations demand a lowering below the range of Exhibit "F", the Principal must be contacted and final decision about the customer price will be taken by the Principal.

1.4 The Agent shall not negotiate and/or conclude agreements in its own name with respect to the sale and the distribution of the Products.

1.5 The Agent shall have the authority under its own responsibility to use third parties for the performance of its obligations under this Agreement.

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1.6        This Agreement shall not be construed as, nor be deemed to create a firm partnership or any other of association between the parties hereto.

Article 2 - Obligations of the Agent

During the term of this Agreement the Agent shall:

2.1 undertake to have the Products sold in the Territory and sell the Product

2.2      comply with reasonable instructions given by the Principal;

2.3 solicit orders and act as an intermediary for the Principal with respect to the Products;

2.4 convey to the Principal all orders and bids with respect to the Products;

2.5 perform its activities in accordance with the Principal's current Standard Terms and Conditions of Sale;

2.6      keep  the  Principal   informed   monthly   concerning   expected  sale
         developments of the Products and the activities of competitors in the Territory

         (i) by reporting sales activity and projections for upcoming sales;

         (ii)     by  reporting   infringements  of  the  Intellectual  Property
                  Rights, as defined in Article 8, or other rights of the Principal in the Territory of which he is aware;

         (iii) by reporting the solvency of any third party of which he is aware in current transactions or transactions which are in the process of being prepared on request of the Principal;

         (iv) by conveying to the Principal any complaints, enquiries or tenders from customers or potential customers;

2.7      pay its own taxes and social security contributions;

2.8      The  Agent  shall  not  be  obliged  to   maintain  a  separate   sales
         organisation and servicing facilities, nor a stock of the Products.

Article 3 - Obligations of the Principal

Without prejudice to the provisions referred to in Article 4, the Principal shall during the term of this Agreement:

3.1 inform the Agent about prospective clients who make inquiries to the sale and/or distribution of the Products;

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3.2      provide the Agent with price lists and publicity material;

3.3 properly and in its ordinary course of business carry out orders conveyed to him by the Agent;

3.4      maintain servicing facilities for the Products;

3.5 inform the Agent forthwith of any changes in the Principal's General Conditions of Sale (Exhibit "E");

3.6 if the Principal should enlarge or change its assortment of products for superficial and/or interstitial hyperthermia in the market segment described in Exhibit "C", entrust the Agent with the representation as referred to in Article 1 for these new products in the Territory;

3.7      organise in his one responsibility the customer complaint handling;

3.8      organise installation, training, service and repair of the Product;

3.9      prepare and deliver the user manual for the system;

3.10 provide all the regulatory approvals for the Product in the Territories as listed in the Exhibit "B" except as noted in this exhibit;

3.11 assure access to the reference sites in the Territories where Products have been installed by the Principal and hand over to the Agent all existing contacts and market information excluding existing quoted deals.

Article 4 - Commission

4.1 The Principal shall pay to the Agent a commission over all purchase agreements for the Products concluded between the Principal and customers by the mediation of the Agent. The commission due will be 30% of the list price, or according to the sliding scale as applicable according to Exhibit "F".

4.2 The commission will be due as soon as payment is received by the Principal. Payment will be in U.S. dollars. No commissions shall be due for cancelled orders.

4.3 The Agent shall pay its sub-agents, representatives and distributors responsible for sale of Products an acceptable part of commission paid to the Agent by the Principal to assure that sub-agents, representatives or distributors retained by the Agent receive adequate incentive to sell the Product.

Article 5 - Collecting Debts

The Principal shall be responsible to collect payment from customers at the time of orders and product delivery according to the Standard Terms and Conditions of Sale attached as Exhibit "E". The Agent will affirm that these standard terms and conditions are accepted by customers. If the Standard Terms and Conditions of Sale in some Territories are not accepted by customers, the Principal shall work to establish acceptable terms of sale with the Agent. Notwithstanding, if proposed exceptions to the Standard Terms and Conditions of Sale cannot be made acceptable to the Principal, the Principal's decision shall prevail.

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If in special cases the customer prefers to make one purchase order for multiple items through the Agent, including the Product, the Agent shall be responsible to collect payment from customers according to the Standard Terms and Conditions of Sale attached as Exhibit "E".

Article 6 -  Liability

The Principal shall indemnify the Agent against claims by third parties for compensation for damage suffered because a defect in the Product causes death or physical death or physical injury.

Article 7 - Duration and Termination

7.1      This  Agreement  has been entered into by the parties for a period of 1
         (one) year starting May 1, 2002 and, therefore ending on May 1,2003.

7.2 Three (3) months prior to the termination of this Agreement the parties shall negotiate the conditions of the extension of the Agreement or the conversion of this Agreement in a full distribution agreement. The Principal grants the Agent the first right of refusal for an exclusive distribution Agreement in the Territory for the Products if the Agent has performed an adequately.

7.3 Either party may at any time terminate this Agreement forthwith by written notice sent by registered mail to the other party in any of the following urgent events:

         (a) after a 30 (thirty) days' notice by registered mail in case the other party is in default under the terms and conditions of this Agreement and fails to remedy such default within that (thirty) days' period;

         (b)  the other party is guilty of fraud or misconduct;

         (c) the other party is declared bankrupt or is involved in any insolvency proceedings or other proceedings preventing such party to duly fulfilling its obligations under this Agreement;

7.4 Events not within the control of any party ("force majeure") shall excuse such party from performing any obligations arising under this Agreement; upon any such event of force majeure having lasted for a consecutive period of three months, either party shall be entitled to unilaterally terminate this Agreement with immediate effect by means of notification to the other party by registered mail.

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Article 8 - Intellectual Property Rights

8.1 The Agent shall for the duration of this Agreement use the trade mark/trade name/logos ("the Intellectual Property Rights") as used by the Principal for the Products. The Agent is not entitled to any other use of the Intellectual Property Rights without the prior written consent form the Principal.

8.2 If under the laws of the Territory any registration is required for any Intellectual Property Rights of the Principal then such registration will be made in the name of the Principal.

8.3 The Principal shall indemnify and hold Agent harmless against all damages, costs and expenses (including legal fees) that may be directed against agent on (alleged) grounds of the Products infringing upon intellectual property rights of third parties.

Article 9 - Non-competition

9.1 The Agent shall not solicit any sales outside the Territory. If, for whatever reason, the Agent receives orders from outside the Territory, the Agent will convey these orders to the Principal.

9.2 The Agent warrants vis-a-vis the Principal that, save as provided herein, neither he nor any of this officers or employees, are bound by any non-competition obligation which would adversely affect his obligations under this Agreement.

9.3 The Agent agrees not to compete with Principal with similar or identical products in this market segment and the Territory for the period of two (2) years after the termination of this Agreement.

Article 10 - Confidentiality

10.1 Each Party shall during the term of this Agreement and at any time hereafter keep confidential any information relating to the other Party and its business and customers (e.g. trade secrets, technical information, operations, lists of customers' addresses).

10.2 The Agent agrees that any document, formula, information or technical disclosure relating to the Products will remain the property of the Principal, and shall not be used by the Agent for any purposes other than the promotion and sale of Products.

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10.3     Each Party  warrants  that the  provisions  under Article 10.1 and 10.2 shall be duly observed by its employees and the persons retained by it for the performance of the Party's activities.

Article 11 - Consequences of termination of the Agreement

The termination of this Agreement will have the following consequences:

11.1 as from the date of termination the Agent shall refrain from using the Intellectual Property Right of the Principal;

11.2 the Agent shall return to the Principal the stocks of the Products, if any, which are in its possession and which have not yet been sold as well as the documentation which is in the Agent's possession;

11.3 the Agent will be entitled to the commission in relation to all sales of the Products effected. Prior to termination of this Agreement, and for six months thereafter the Agent shall receive commission on customer payments made at installation of Products sold by the Agent before this Agreement was terminated;

11.4 the agent will not compete with Principal according to the obligations outlined in Article 9.3 herein.

Article 12 - Miscellaneous

12.1 Notwithstanding all provisions in the Agreement the Agent shall regard reasonable instructions that the Principal may give it.

12.2     The Parties are not entitled to assign any of their rights hereunder.

12.3 The Exhibits referred to herein form an integral part of this Agreement and reference to this Agreement shall be deemed to include the said Exhibits.

12.4 This Agreement supersedes any previous agreements (written or verbal) and working arrangements between the parties hereto. Amendments to this Agreement shall only be effective when made in writing.

12.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, USA. Any disputes arising in connection with this Agreement or further agreements resulting therefrom shall be handled accordingly.


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On Behalf of the Agent:

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                  Name                               Date

--------------------------------

                  Title

On Behalf of the Principal:

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                  Name                               Date

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                  Title


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                                   EXHIBIT "A"



PRODUCTS


o        BSD-500i-4 and BSD-500i-8 Hyperthermia Systems


SUPPORTIVE ACCESSORIES (NON-EXCLUSIVE)

Supportive accessories not included in the Products but supplied to the Agent on a non-exclusive basis include:

o        Superficial Applicators
o        Interstitial Antennae
o        Temperature Probes (temperature sensors)



Using supportive items the Agent shall be able to configure BSD-500c-4 and BSD-500c-8 Hyperthermia Systems for sale when customers want to add superficial hyperthermia capabilities to their systems.



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                                   EXHIBIT "B"



GEOGRAPHICAL AREA


o        North and South America
o        Europe (with the exception of Germany, Switzerland, Austria and Italy)
o        Asia (with the exception of China)
o        Africa
o        Australia and New Zealand

Excluded are countries where in the Principal's view it would be illegal or too hazardous for a U.S. company to operate, or where regulatory restrictions prohibit sales.


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                                   EXHIBIT "C"


MARKETS/APPLICATIONS

Agent shall promote and sell Products only to the following markets:

o        Radiation Oncologists
o        Free-standing Radiation Oncology Clinics
o        Hospital Radiation Oncology Outpatient Clinics.

Agent is prohibited from selling Hyperthermia Systems for the following applications:

o        Heat alone therapy
o        Treatment not involving ionising radiation therapy
o        Treatment for non-human patients
o        Any treatment not approved by government regulations





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